                       [LETTERHEAD OF ERNST & YOUNG LLP]

                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights," "Other Information" and "Financial Statements of the Fund" and to the use of our report dated August 14, 1995, in the Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A) and related Prospectus of The Legends Fund, Inc.

                                            /s/ Ernst & Young LLP
                                                Ernst & Young LLP

Kansas City, Missouri
February 28, 1996